                                                                   Exhibit 11.1



                                  RED HAT, INC.

                   COMPUTATION OF NET INCOME (LOSS) PER SHARE

                                   (Unaudited)


                                                       Three-Months Ended           Six-Months Ended
                                                            August 31,                  August 31,
                                                     -------------------------   ----------------------
                                                       1999           1998          1999         1998
                                                     -------------------------   ----------------------
Weighted average common shares
     outstanding for the period - basic EPS          33,649,671     23,500,000   29,016,512  23,500,000

Effect of dilutive stock options and warrants (a)            --      3,740,000           --   3,737,474

Effect of dilutive preferred stock (b)                       --     13,602,800           --  13,602,800
                                                     -------------------------   ----------------------

Weighted average common shares
     outstanding for the period - diluted EPS        33,649,671     40,842,800   29,016,512  40,840,274
                                                     -------------------------   ----------------------
                                                     -------------------------   ----------------------

Net income (loss)                                    (3,147,316)       132,146   (5,279,786)     79,645
                                                     -------------------------   ----------------------
                                                     -------------------------   ----------------------

Net income (loss) per share - basic                     (0.0935)        0.0056      (0.1820)     0.0034
                                                     -------------------------   ----------------------
                                                     -------------------------   ----------------------

Net income (loss) per share - diluted                   (0.0935)        0.0032      (0.1820)     0.0020
                                                     -------------------------   ----------------------
                                                     -------------------------   ----------------------



(a) Options to purchase 8,001,015 and 8,209,681 shares of common stock were outstanding at the three and six-months ended August 31, 1999, respectively, but were not included in the computation of diluted EPS as their effect was antidilutive.

(b) Convertible preferred shares of 28,410,867 and 30,904,562 were outstanding at the three and six-months ended August 31, 1999, respectively, but were not included in the computation of diluted EPS as their effect was antidilutive.